UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BondBloxx ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	87-3087691 (see below for EIN of each series)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Larkspur Landing Circle, Suite 395, Larkspur, CA	94939
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number

BondBloxx Bloomberg Six Month Target Duration US Treasury ETF	NYSE Arca, Inc.	88-6616793
BondBloxx Bloomberg One Year Target Duration US Treasury ETF	NYSE Arca, Inc.	88-6616774
BondBloxx Bloomberg Two Year Target Duration US Treasury ETF	NYSE Arca, Inc.	88-6616818
BondBloxx Bloomberg Three Year Target Duration US Treasury ETF	NYSE Arca, Inc.	88-6615827
BondBloxx Bloomberg Five Year Target Duration US Treasury ETF	NYSE Arca, Inc.	88-6614566
BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF	NYSE Arca, Inc.	88-6613074
BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF	NYSE Arca, Inc.	88-6614431
BondBloxx Bloomberg Twenty Year Target Duration US Treasury ETF	NYSE Arca, Inc.	88-6611452

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-258986 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of BondBloxx Bloomberg Six Month Target Duration US Treasury ETF, BondBloxx Bloomberg One Year Target Duration US Treasury ETF, BondBloxx Bloomberg Two Year Target Duration US Treasury ETF, BondBloxx Bloomberg Three Year Target Duration US Treasury ETF, BondBloxx Bloomberg Five Year Target Duration US Treasury ETF, BondBloxx Bloomberg Seven Year Target Duration US Treasury ETF, BondBloxx Bloomberg Ten Year Target Duration US Treasury ETF, and BondBloxx Bloomberg Twenty Target Duration US Treasury ETF (collectively, the “Shares”) is set forth in Post-Effective Amendment No. 12 to the Registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-258986; 811-23731), as filed with the Securities and Exchange Commission (“SEC”) on September 6, 2022, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

(1)	Certificate of Trust of BondBloxx ETF Trust dated August 17, 2021, incorporated by reference to Registrant’s Registration Statement on Form N-1A filed on August 20, 2021.
(2)	Agreement and Declaration of Trust dated August 17, 2021, incorporated by reference to Registrant’s Registration Statement on Form N-1A filed on August 20, 2021.
(3)	Amended and Restated Agreement and Declaration of Trust dated November 22, 2021, incorporated by reference to Registrant’s Registration Statement on Form N-1A filed on December 22, 2021.
(4)	By-laws of the Registrant dated August 17, 2021, incorporated by reference to Registrant’s Registration Statement on Form N-1A filed on August 20, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 12th day of September, 2022.

(Registrant)	BondBloxx ETF Trust

By	/s/ Joanna Gallegos
Joanna Gallegos
President

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